Exhibit 10.4

REAL ESTATE PURCHASE

AND SALE AGREEMENT

by and between

ADVENIR@MARGATE, LLC, a Florida limited liability company

As Seller

and

GRAND PEAKS PROPERTIES, INC., a Colorado corporation

As Purchaser

Dated as of June 6, 2011

for

Advenir at the Lakes of Margate, Margate, Florida

REAL ESTATE PURCHASE AND SALE AGREEMENT

Summary Statement

This Summary Statement is attached to and made a part of that certain Real Estate Purchase and Sale Agreement by and between the Seller and Purchaser referenced below.

1.	DATE OF AGREEMENT:	June 6, 2011

2.	SELLER:	ADVENIR@MARGATE, LLC, a Florida limited liability company

3.	PURCHASER:	GRAND PEAKS PROPERTIES, INC., a Colorado corporation

4.	PROPERTY ADDRESS:	5750 Lakeside Drive Margate, Florida 33063

5.	PURCHASE PRICE:	$25,000,000.00

6.	EARNEST MONEY:	$500,000.00, to be deposited as follows:

	(a) Initial Deposit	$250,000.00 (within 2 Business Days after Date of Agreement)

	(b) Approval Deposit	$250,000.00 (within 2 Business Days after Approval Date)

7.	APPROVAL DATE:	30 days after Date of Agreement (subject to extension as provided in Section 9(e) of this Agreement)

8.	CLOSING DATE:	30 days after Approval Date

9.	TITLE COMPANY:	First American Title Insurance Company

10.	SELLER’S ADDRESS:	ADVENIR@MARGATE, LLC 17501 Biscayne Boulevard, Suite 300 Aventura, FL 33160
		Attn: Telephone: Fax: E-Mail:	Stephen L. Vecchitto, President (305) 948-3535 (305) 948-4990 Stephen@advenir.net

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	With a copy to:	LEOPOLD KORN LEOPOLD & SNYDER, P.A. 20801 Biscayne Boulevard, Suite 501 Aventura, FL 33180
		Attn:	Gary A. Korn, Esquire
		Telephone:	(305) 935-3500, Ext. 214
		Fax:	(305) 935- 9042
E-Mail: gkorn@leopoldkorn.com

11.	SELLER’S ADDRESS:	GRAND PEAKS PROPERTIES, INC. 4582 South Ulster Street Parkway Suite 1200 Denver, Colorado 80237
		Attn:	Luke Simpson
		Telephone:	(720) 889-9200
		Fax:	(303) 991-3143
		E-mail:	lsimpson@grandpeaks.com

	With a copy to:	OTTEN, JOHNSON, ROBINSON, NEFF & RAGONETTI, P.C. 950 17th Street, Suite 1600 Denver, Colorado 80202
		Attn:	Michael Westover
		Telephone:	(303) 825-8400
		Fax:	(303) 825-6525
		E-Mail:	mwestover@ottenjohnson.com

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REAL ESTATE PURCHASE AND SALE AGREEMENT

THIS REAL ESTATE PURCHASE AND SALE AGREEMENT (“Agreement”) is made and entered into as of June 6, 2011 (the “Date of Agreement”) by and between (i) ADVENIR@MARGATE, LLC, a Florida limited liability company (“Seller”) and (ii) GRAND PEAKS PROPERTIES, INC., a Colorado corporation (“Purchaser”).

RECITALS

A.            Seller is the owner of certain real property legally described in Exhibit A attached hereto (the “Land”) and all buildings, fixtures and other improvements situated on the Land (collectively, the “Improvements”), which Land and Improvements are described generally on Line 4 of the preceding Summary Statement attached to and incorporated into this Agreement (the “Summary Statement”).

B.            Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Land and the Improvements, together with all of the other property and interests described in Section 1 below, subject to the terms and conditions contained herein.

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.                                      AGREEMENT FOR PURCHASE AND SALE.

Seller agrees to sell, and Purchaser agrees to purchase, subject to the terms and conditions contained herein, the Land and the Improvements, together with:

(a)           (i) all liberties, privileges, hereditaments, easements, interests, and appurtenances, if any, owned by Seller and in any way belonging or appertaining to the Land and the Improvements and (ii) all of Seller’s right, title and interest, if any, in and to all adjoining streets, alleys, roads, passages and public ways (collectively, the “Appurtenant Rights”); and

(b)           all equipment and fixtures owned by Seller attached to the Improvements and all personal property owned by Seller, if any (the “Personal Property”), in each case located at and used in connection with the ownership, operation and maintenance of the Land or the Improvements including, but not limited to all intangible property associated with the Land or the Improvements including, without limitation, all telephone numbers associated with on-site management and leasing, all tenant files pertaining to the leasing operation of the Seller, and all brochures, manuals, lists of prospective tenants, plans, specifications, drawings, reports and studies; and

(c)           All of the interests of the landlord in, to and under all leases, tenancies and rental or occupancy agreements granting possessory rights in, on or covering the Land or

Improvements, together with all modifications, extensions, amendments and guarantees thereof, regarding all of the tenants and occupants set forth in Exhibit B attached hereto, together with such other leases of the Improvements as may be made prior to Closing in accordance with the terms of this Agreement (collectively, the “Leases”); and

(d)           To the extent assignable, and to the extent not terminated in accordance with Section 9(d) of this Agreement, all of Seller’s right, title and interest in and to contracts, agreements, guarantees, warranties and indemnities listed in Exhibit C attached hereto which shall survive Closing and by which Purchaser will be bound (collectively, the “Contracts”); and

(e)           All right, title and interest of Seller. If any, in and to all assignable governmental permits, licenses, certificates and authorizations relating to the use, occupancy or operation of the Land or the Improvements (the “Permits”).

Notwithstanding the foregoing, the term “Personal Property” shall not include the right to use the Advenir name or brand (logos, brochures and any other advertising, promotional and similar materials which contain the Advenir name, all of which may be removed by Seller from the Property prior to the Closing).  Promptly after Closing, Purchaser shall “banner” or otherwise temporarily mask the portion of all signage at the Property containing the Advenir name to indicate the new ownership failing which, upon five (5) days’ notice, Seller may do so at Purchaser’s expense.  Within sixty (60) days after the Closing, Purchaser shall rename the Property and change all signage at the Property, so that nothing associated with the Property bears the Advenir name or brand.

The Land, Improvements, Appurtenant Rights, Personal Property, Leases, Contracts and Permits are collectively referred to herein as the “Property.”

2.                                      PURCHASE PRICE.

The purchase price for the Property (the “Purchase Price”) shall be the amount set forth in Line 5 of the Summary Statement.

3.                                      EARNEST MONEY.

(a)           Within two (2) Business Days after the Date of Agreement, Purchaser shall deposit into the Escrow (as hereinafter defined) by wire transfer of federal funds the amount set forth in Line 6(a) of the Summary Statement as an initial earnest money deposit (the “Initial Deposit”).

(b)           Within two (2) Business Days after following the Approval Date, Purchaser shall deposit into Escrow by wire transfer of federal funds the amount set forth in Line 6(b) of the Summary Statement as an additional earnest money deposit (the “Approval Deposit”).  Purchaser’s failure timely to deposit the Approval Deposit shall constitute a default by Purchaser hereunder and Seller shall have the remedies provided in Section 18(a) of this Agreement.

(c)           The Initial Deposit and Approval Deposit (to the extent each such deposit was made by Purchaser hereunder) shall be referred to as the “Earnest Money.” The Earnest

Money shall be invested in an interest-bearing account and, except as otherwise provided herein, all interest earned on the Earnest Money shall remain the property of and be paid to Purchaser.  If the transaction contemplated by this Agreement does not close, the Earnest Money shall be handled in accordance with the terms of this Agreement.

4.                                      CASH AT CLOSING.

At Closing, Purchaser shall pay with federal funds wire transferred, into Escrow with the Title Company, an amount equal to the Purchase Price, minus the Earnest Money which Seller shall receive at Closing from the Title Company, less the then outstanding principal balance of the Existing Loans (as such term is defined in Section 5 below) and plus or minus, as the case may require, the closing prorations and adjustments to be made pursuant to the terms and provisions of this Agreement.

5.                                      LOAN ASSUMPTION.

At Closing, Purchaser shall acquire the Property subject to and shall assume (the “Assumption”) the existing loans (the “Existing Loans”), which encumber the Property, which Existing Loans have a current unpaid principal balance of approximately $15,550,000.00 and which Existing Loans are secured by first and second mortgages encumbering the Property.

Within five (5) Business Days after the date of the Agreement, Purchaser shall submit applications to the holders of the Existing Loans (the “Existing Lenders”) seeking approval for the Assumption.  As requested by Purchaser, Seller shall reasonably cooperate with Purchaser’s efforts to arrange for the Assumption.  The obligations of the Seller and the Purchaser under this Agreement are expressly contingent upon the Existing Lenders providing written confirmation (the “Lender Consents”), prior to the Approval Date, consenting to the Assumption on terms satisfactory to Seller and Purchaser.  Purchaser shall keep Seller apprised of its efforts and progress in obtaining the Lender Consents.  In the event Purchaser is unable to obtain the Lender Consents prior to the Approval Date then, notwithstanding any provision herein to the contrary, the Initial Deposit shall be returned to Purchaser and this Agreement shall be null and void and of no further force or effect, except for such continuing obligations as are intended to survive the termination of this Agreement.  The Lender Consents, to be effective, shall provide, in addition to the consent by the Existing Lenders to the assumption by Purchaser of the Existing Loans, that the Seller (and any guarantor, principal, key principal or any other entity affiliated with Seller obligated or liable in any manner under the Existing Loans) shall be released from any and all further liability under the Existing Loans upon the assumption of the Existing Loans by Purchaser, with the exception of any liability arising from the existence of hazardous materials on or before the Closing Date.

6.                                      CLOSING.

Subject to terms and conditions of this Agreement, the closing of the transaction contemplated by this Agreement (the “Closing”) shall take place on the date set forth on Line 8 of the Summary Statement (the “Closing Date”) in escrow with the Title Company.  On the Closing Date, Seller and Purchaser shall perform their obligations under Sections 12(b) and 12(c) of this Agreement, respectively, the performance of which obligations shall be concurrent.

7.                                      ESCROW.

This transaction shall be closed through an escrow established with the Title Company in accordance with escrow instructions in the form attached hereto as Exhibit E (the “Escrow”).  Upon the creation of the Escrow, anything herein to the contrary notwithstanding, the transfer and conveyance of the Property, the payment of funds and the delivery of the Closing Documents (as defined below) and other documents required to close the transaction contemplated by this Agreement shall be made through the Escrow.

8.                                      TITLE, SURVEY; VIOLATIONS.

(a)           Within five (5) Business Days from the Date of Agreement, Seller shall have delivered to Purchaser an ALTA form title commitment (with Florida modifications) (the “Title Commitment”) for an owner’s title insurance policy issued by the law firm of LEOPOLD KORN LEOPOLD & SNYDER, P.A., as agent for the title company identified in Line 9 of the Summary Statement (the “Title Company”), to be in the amount of the Purchase Price, covering title to the Land, Improvements and Appurtenant Rights, and Seller shall deliver to Purchaser a copy of the most recent survey of the Land and Improvements in Seller’s possession.  Purchaser may at its option and expense arrange for an updated survey of the Land and Improvements (the survey delivered by Seller, as the same may be updated by Purchaser, the “Survey”).  If Purchaser elects to update the Survey, it shall provide a copy thereof to Seller.

On or before ten (10) Business Days after receipt of the Title Commitment and Seller’s most recent survey (the “Title Objection Date”), Purchaser will notify Seller in writing (the “Exception Notice”) as to those title exceptions listed in the Title Commitment or matters reflected on the Survey to which Purchaser objects.

Any encumbrances, title exceptions or conditions with respect to the Land and Improvements that are not timely objected to by Purchaser in the Exception Notice or the Gap Notice, as applicable, or that Purchaser is deemed to have waived in accordance with this Agreement shall be referred to as the “Permitted Exceptions.”

If Purchaser fails to provide Seller the Exception Notice on or before the Title Objection Date, the title exceptions listed in the Title Commitment and the matters reflected on the Survey shall be deemed to be Permitted Exceptions and Purchaser shall be deemed to have waived its right to object to such exceptions and matters.  Seller shall have the right, but not the obligation, until the sooner of (x) the Closing Date, or (y) the date which is ten (10) days after the date Seller receives the Exception Notice (the sooner of which is hereinafter referred to as the “Title Clearance Date”) to have such title exceptions other than Permitted Exceptions (collectively, the “Unpermitted Exceptions”) removed from the Title Commitment. If Seller fails on or before the Title Clearance Date to provide written notice to Purchaser and to reasonably demonstrate to Purchaser that the Unpermitted Exceptions have been removed, then Purchaser shall, as its sole remedy, have the option (the “Title Election”) to either (i) terminate this Agreement, in which case the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive the termination of this Agreement), and receive a return of the Earnest Money, or (ii) proceed with Closing.  If Purchaser fails to notify Seller of its Title Election by the earlier of the Closing Date or five (5) days after the Title

Clearance Date, Purchaser shall be deemed to have elected to proceed with the Closing, as set forth in subclause (ii) above.  Notwithstanding the foregoing, the Seller, at Seller’s sole cost and expense, shall be obligated to release and discharge of record, on or before the Closing Date, any liens or encumbrances caused by, through or under the Seller with the exception of the liens securing the Existing Loans.

Purchaser may, at or prior to Closing, notify Seller in writing (a “Gap Notice”) of any objections to Seller’s title to the Land and Improvements (a) raised by the Title Company, and not previously disclosed by the Title Commitment, or (b) disclosed by an update to the Survey; provided that Purchaser must notify Seller of such objection to title within three (3) Business Days after receiving written notice thereof from the Title Company or receiving the update to the Survey.  If Purchaser sends a Gap Notice to Seller, Purchaser and Seller shall have the same rights and obligations with respect to such notice as apply to Title Objections above; provided, however, that if the matter to which Purchaser objects results from an action taken by Seller after the Date of Agreement, Seller shall be obligated to remove such matter from title or otherwise remedy such matter to Purchaser’s satisfaction prior to the Closing Date.

(b)           Purchaser shall not be obligated to accept title to the Land and Improvements subject to any violations of law or municipal ordinances, orders or requirements issued by the departments of buildings, fire, labor, health or other federal, state, county, municipal or other departments and governmental agencies having jurisdiction against or affecting the Property, and any outstanding work orders, whether or not any of the foregoing are outstanding as of the Date of Agreement (each, an “Existing Violation”) or noticed after the Date of Agreement (each, a “New Violation”; together with the Existing Violations, the “Violations”).  Purchaser acknowledges that Seller shall have no restoration, repair or other obligation or liability of any kind or nature with respect to any Violations.  Purchaser shall not, without first obtaining the prior written consent of Seller, request that any governmental authority inspect or otherwise evaluate the condition of the Premises in respect of the existence of Violations, provided that the foregoing shall not prohibit Purchaser from making customary inquiries of governmental authorities as to whether Violations have been noticed by any such governmental authorities.  Purchaser shall provide notice (the “Violation Notice”) to Seller of any Violations discovered by Purchaser within two (2) Business Days after Purchaser has received notice of the Violations and the Violation Notice shall be handled in the same manner as an Exception Notice.

9.                                      DUE DILIGENCE PERIOD.

(a)           During the period (the “Inspection Period”) from the Date of Agreement through the Approval Date identified in Line 7 of the Summary Statement (the “Approval Date”), (A) Seller shall permit Purchaser to examine, at reasonable times, the books and records in Seller’s possession or control relating to the Property, (B) Purchaser shall have the right, at reasonable times, to (I) inspect the Land, Improvements, Appurtenant Rights and Personal Property, (II) review the Leases and the Contracts, and (III) conduct non-invasive environmental audit or audits of the Property, and (C) Purchaser shall be given reasonable access to the Property for the purpose of making such tests, inspections and investigations.  All of the foregoing inspections, reviews, interviews, tests, investigations and studies to be conducted under this Section 9(a) by Purchaser shall be subject to the following:

(i)            Such studies, tests, inspections, interviews, reviews and investigations shall take place during normal business hours upon reasonable notice to Seller or its designated agents and Seller’s consent (which may be withheld in its sole discretion) shall be required prior to the performance of any drilling, boring or other invasive testing or procedures.  Seller shall be entitled to be present during any investigation, interview, inspection, testing or other visit to the Land and Improvements;

(ii)           In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller’s agents (and return or destroy any copies thereof);

(iii)          Purchaser shall not suffer or permit any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

(iv)          Such tests, investigations and studies shall be at Purchaser’s sole cost and expense and shall not unreasonably interfere with the operation of the Property and shall be subject to the rights of tenants.  In the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including without limitation pavement, landscaping and surface damage), Purchaser shall restore or pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies; such obligation shall survive the termination of this Agreement.

Purchaser shall defend, indemnify and hold Seller harmless from any and all liability, cost and expense (including without limitation reasonable attorneys’ fees, court costs and costs of appeal) suffered or incurred by Seller for death or injury to persons or property caused by or arising out of Purchaser’s reviews, interviews, investigations, tests, studies and inspections of the Property; such obligation shall survive the Closing or the earlier termination of this Agreement; provided, however, that Purchaser shall not be liable for any liability, cost or expense resulting from tests (conducted with Seller’s consent if required) which disclose the existence of any environmental condition or other defect or condition which adversely affects the Property.  Prior to commencing any such tests, studies and investigations, Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability and property damage insurance insuring the person, firm or entity performing such tests, studies and investigations listing Seller as loss payee and Seller and Purchaser as additional insureds thereunder in the amount of One Million Dollars ($1,000,000.00) combined single limit for personal injury and property damage per occurrence and from an insurer reasonably satisfactory to Seller.  If, in the sole discretion and at the sole election of Purchaser, any of said tests, inspections or investigations are unsatisfactory to Purchaser, in any manner or for any reason in Purchaser’s sole discretion, Purchaser may terminate this Agreement.  If Purchaser does not provide Seller with a written notice (a “Continuation Notice”) that has approved the condition of the Property and elected to proceed with the acquisition of the Property on or before 5:00 p.m. (Eastern time) on the Approval Date, this Agreement shall terminate, the Initial Deposit and all interest earned thereon shall be delivered to Purchaser and the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive termination of this Agreement).  Purchaser shall promptly upon Seller’s request following such termination deliver to Seller copies of all documents, studies and reports obtained by Purchaser in connection with its due diligence (which obligation shall survive the termination of this Agreement).  If Purchaser provides Seller with a Continuation Notice on or before 5:00 p.m. (Eastern time) on the Approval Date, Purchaser’s right to terminate this Agreement under this Section 9(a) shall expire.

(b)           The obligation of Purchaser to close the transaction contemplated by this Agreement is further subject to the condition that: (i) the representations and warranties of Seller contained in this Agreement are true and correct, in all material respects, at the Date of Agreement and as of the Closing Date, (ii) all of the obligations of Seller to be performed hereunder and per the Escrow on or before the Closing Date have been substantially completed in a timely manner, and (iii) the Title Company has agreed to issue to Purchaser an Owner’s Policy of Title Insurance having an effective date as of the Closing Date, subject only to the Permitted Exceptions and otherwise in form agreed to by Purchaser on or prior to the Approval Date.  Purchaser shall give written notice to Seller within five (5) Business Days after Purchaser’s receipt of any notice disclosing that any Seller representation and warranty is no longer true and correct; provided, however, that Purchaser’s failure to give such written notice shall in no instance constitute a default by Purchaser under this Agreement but shall instead only serve to bar Purchaser from raising such matter as a failure of a condition precedent to Purchaser’s obligation to close the transaction.  Seller shall give written notice to Purchaser within five (5) Business Days if Seller gains actual knowledge that any Seller representation and warranty is not true and correct in any material respect.  Purchaser’s election to proceed with the Closing shall result in Purchaser’s waiver of any remedy resulting from the incorrectness in such representation or warranty or from the incorrectness in any other representation or warranty of Seller of which Purchaser shall have actual knowledge at or prior to Closing.  The foregoing waiver shall survive the Closing.  Notwithstanding the foregoing, in the event that any representation or warranty made by Seller under this Agreement is changed or rendered incorrect as a result of any wrongful act of Seller or circumstances caused or consented to by Seller, and Seller does not cause the representation or warranty to again become true or correct prior to Closing, such failure shall constitute a default by Seller under this Agreement.

(c)           All information, data and documents relating to the Property not otherwise available in the public domain (including without limitation those furnished pursuant to the terms and provisions of Section 12(a) obtained by Purchaser from Seller or any other party or discovered by Purchaser during the term of this Agreement shall be maintained by Purchaser in strict confidence and shall not be revealed to any other party except Purchaser’s employees, contractors, investors, attorneys and financial advisors but then only if Purchaser has notified the party to whom such information is revealed to maintain such information in strict confidence and not reveal any such information to any other party.  Nothing contained within this Section 9(c) shall preclude Purchaser from providing this Property information to lenders in conjunction with loan financing for the purchase of the Property applied for by Purchaser.  The provisions of this Section 9(c) shall survive the termination of this Agreement.

(d)           Prior to the Approval Date, Purchaser shall notify Seller which Contracts the Seller is to terminate as of the Closing Date, provided that such Contract(s) is/are cancelable upon not less than thirty (30) days prior written notice.

(e)           The Approval Date shall be extended for an additional fifteen (15) days period if, prior to the Approval Date, Purchaser provides Seller with a letter of intent from a bona fide potential source of providing equity funds to Purchaser.

10.                               REPRESENTATIONS AND WARRANTIES.

(a)                                  References to “Seller’s actual knowledge” shall mean the actual knowledge of Stephen L. Vecchitto, the President of the Managing Member of Seller, without investigation or inquiry of any person or entity other than verbal inquiry of Seller’s property manager for the Property.  Seller shall have no duty to conduct any further inquiry in making any such representations and warranties, and no knowledge of any other person shall be imputed to Seller.  Seller represents and warrants to Purchaser, as of the Date of Agreement and again on the Closing Date, as follows:

(i)            Except as shown on (x) the rent roll attached hereto as Exhibit B (as to the representation made on the Date of Agreement), (y) the rent roll delivered on the Closing Date pursuant to Section 12(b) below (as to the representation made as of the Closing Date) (as applicable, the “Rent Roll”) or (z) the Title Commitment or the Contracts, there are no persons in possession or occupancy of the Property, or any part thereof, nor are there any persons who have possessory rights with respect to the Property or any part thereof;

(ii)           Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986 and the U.S. Treasury Regulations promulgated hereunder.

(iii)          No person, corporation or other entity has any right or option to acquire all or any portion of the Property, other than Purchaser.

(iv)          There is no pending litigation or to Seller’s knowledge, threatened litigation, which could adversely affect title to the Property or any part thereof, the continued operation of the Property as a multi-family housing/apartment complex, or the ability of Seller to perform any of its obligations hereunder.

(v)           There is no agreement to which Seller is a party or to Seller’s knowledge binding on Seller which is in conflict with this Agreement.  There is no action or proceeding pending or, to Seller’s knowledge, threatened against the Property, including condemnation proceedings, or against the Seller which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.

(vi)          Seller has not received written notice from any governmental entity, and Seller is not aware, of any unremedied violation by Seller of any law, rule or regulation affecting the Property or its use including any environmental law or regulation, nor any written notice that the Property is in violation of any applicable building or zoning code or ordinance.

(vii)         None of the Leases and none of the rents or other amounts payable thereunder have been assigned, pledged or encumbered, except in connection with the Existing Loans.  With respect to each Lease: (i) there are no other promises, amendments, agreements or commitments, nor are there any commitments which will be binding on Purchaser relating to the premises which are described in any of the Leases, other than as expressly set forth in such Leases; (ii) except as shown on the Rent Roll, there are no uncured monetary defaults by the tenant under any Lease and no offset or abatement has been asserted in writing by any tenant under any Lease and Seller is not aware of any offset or abatement that could be asserted by any tenant under any Lease; (iii) no tenant is entitled to any rent concession, rent-free occupancy, tenant improvement allowance, space plan allowance or reduction or abatement of rent except as expressly set forth in its Lease or in the Rent Roll; and (iv) except as shown on the Rent Roll, Seller is holding no security or other deposits with respect to the Leases and no rent has been prepaid for more than one month before its due date;

(viii)        Seller has received no written notice from any governmental authority of any violation of applicable laws, ordinances or regulations related to the Property or the occupancy thereof which have not been heretofore corrected;

(ix)           Neither the execution or delivery of this Agreement, the consummation of the transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof conflict with or result in a material breach of any of the terms, conditions or provisions of any agreement or instrument to which Seller is a party or, to Seller’s actual knowledge, by which Seller is bound;

(x)            Seller has not entered into any brokerage or leasing commission agreements with respect to the Property, where a commission or fee has been earned but not fully paid;

(xi)           To Seller’s actual knowledge, there are no contracts or agreements affecting the operation of the Land or the Improvements which will survive Closing and be binding upon Purchaser except as disclosed in Exhibit C;

(xii)          Seller has received no written notice from any party of any breach, default or failure to perform by Seller under any Contracts or Leases that has not heretofore been cured; and, except as set forth in Exhibit D hereof, Seller has delivered no written notice to any other party to any such Contracts or Leases that such party is in default thereunder;

(xiii)         To Seller’s actual knowledge, there are no claims, causes of action, lawsuits or legal proceedings pending or threatened against Seller regarding the ownership, use or possession of the Property, including without limitation condemnation or similar proceedings, except as set forth on Exhibit I, and (ii) to Seller’s actual knowledge there are no outstanding orders, rulings, judgments or decrees issued by any court of competent jurisdiction, by which Seller or the Property are bound or subject;

(xiv)        Seller is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.  Seller has all necessary power and authority to enter into this Agreement and to consummate all of the transactions contemplated herein, the individuals executing this Agreement on behalf of Seller are duly authorized to execute, deliver and perform this Agreement on behalf of Seller and to bind Seller, and this Agreement and all documents to be executed by Seller and delivered to Purchaser hereunder (A) are and will be the legal, valid and binding obligations of Seller, enforceable in accordance with their terms, and (B) do not or will not contravene any provision of Seller’s organizational documents or any existing laws and regulations applicable to Seller or the Property;

(xv)         Exhibit C includes, to Seller’s actual knowledge, a true, correct and complete list of all of the Contracts, and to Seller’s actual knowledge Seller has provided to Purchaser true and correct copies of all Contracts;

(xvi)        Seller has not (i) made a general assignment for the benefit of creditors; (ii) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors; (iii) suffered the appointment of a receiver to take possession of all or substantially all of Seller’s assets: or (v) admitted in writing its inability to pay its debts as they come due;

(xvii)       Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code;

(xviii)      To Seller’s actual knowledge, the Due Diligence Items are not incorrect or misleading in any material respect; provided, however, that Seller makes no representations or warranties as to the accuracy or completeness of the Due Diligence Items; and

(xix)         The operating statements delivered to Purchaser as part of the Due Diligence Items fairly represent the financial condition and operating results of the Property for the periods described therein.

(b)                                 Purchaser represents and warrants to Seller, now and again on the Closing Date, that:

(i)            (A) Purchaser has all necessary power and authority to enter into his Agreement and to consummate all the transactions contemplated herein, (B) the individuals executing this Agreement on behalf of Purchaser are duly authorized to execute, deliver and perform this Agreement on behalf of Purchaser and to bind Purchaser and (C) this Agreement and all documents to be executed by Purchaser and delivered to Seller hereunder (1) are and will be the legal, valid and binding obligations of Purchaser, enforceable in accordance with their terms, (2) do not or will not contravene any provision of Purchaser’s organizational documents or any existing laws and regulations applicable to Purchaser and (3) will not conflict with or result in a violation of any agreement, instrument, order, writ, judgment or decree to which Purchaser is a party or is subject; and

(ii)           Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of ERISA and the transaction which is the subject of this Agreement is not a prohibited transaction under Section 406 of ERISA.

(c)                                  All of the representations and warranties of Seller and Purchaser contained in this Agreement or in any of the Closing Documents are material, none shall merge into the deed herein provided for and all shall survive the Closing Date for a period of one year (the “Survival Period”).  All rights of Purchaser hereunder or under any of the Closing Documents, with respect to any surviving representation, warranty, covenant or indemnity shall be deemed waived if Purchaser does not, by written notice to Seller provided within five (5) Business Days of Purchaser’s receipt of knowledge thereof, advise Seller of any alleged breach of representation, warranty or covenant, or any alleged indemnification obligation, prior to the expiration of the Survival Period, provided, however, that no claim for breach of a representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing, and unless the valid claims for all such breaches collectively aggregate more than Thirty-Five Thousand Dollars ($35,000.00) Dollars, in which event, the full amount of such claims shall be actionable, subject to the cap on Seller’s Maximum Liability as hereinafter set forth.  Seller’s liability under any representation, warranty, covenant or indemnity made hereunder or in any of the Closing Documents shall in no event exceed the aggregate Seller’s Maximum Liability (as hereinafter defined).  The provisions of this Section 10(c) shall survive the Closing.

11.                               SELLER’S COVENANTS.

From and after the Date of Agreement through the Closing Date:

(a)           Seller shall operate the Property in a manner consistent with current practice, and perform its material obligations under the Leases and Contracts.

(b)           Seller shall keep in existence all fire and extended coverage insurance policies, and all public liability insurance policies maintained on Seller’s behalf that are in existence as of the Date of Agreement with respect to the Property.

(c)           Between the Date of Agreement and the Closing Date or earlier termination of this Agreement, Seller will not modify, extend, amend or terminate any existing Lease, nor enter into any new lease or occupancy agreement without the prior consent of Purchaser except (i) if the same is done in the ordinary course of Seller’s ownership of the Property, at current market rents and for terms of one year or less, or (ii) if it is a lease termination by reason of a default by the tenant thereunder; provided, however, that after the Approval Date, Seller shall not enter into any new leases with corporate apartment tenants without Purchaser’s prior written approval in each instance, which approval shall not be unreasonably withheld, conditioned or delayed.  All new tenant leases shall be on the form of lease currently used by Seller or such other form as may be approved by Purchaser in its reasonable discretion.

(d)           No security deposits shall be applied to delinquent tenants, unless such delinquent tenant(s) has/have been evicted and is/are no longer in possession of the apartment which was the subject of the eviction proceeding.

(e)           Seller will not enter into any new Contract with respect to the Premises that would survive the Closing, unless such Contract is entered into in the ordinary course of business and is terminable on not more than thirty (30) days notice without payment of any penalty or is otherwise approved by Purchaser, which approval shall not be unreasonably withheld, delayed or conditioned.

(f)            All apartments which have been vacant for more than five (5) days prior to the Closing Date will be in Rent Ready Condition.  “Rent Ready Condition” shall mean that each such apartment has been thoroughly cleaned, recently painted (if such apartment was in such condition as would, in Seller’s ordinary course of business, require painting), and that each such apartment shall contain the following: (i) refrigerator-freezer unit, dishwasher, garbage disposal, stove and oven in working condition; (ii) floors fully covered with a combination of tile or linoleum and carpeting, all of which shall be in average or better condition; and (iii) blinds and/or drapes on all windows in average or better condition.  If any apartments are not in Rent Ready Condition on the Closing Date, Purchaser shall receive a credit in the amount of $1,000.00 for each such apartment.

12.                               DELIVERY OF DOCUMENTS.

(a)                                  Within two (2) Business Days from the Date of Agreement, Seller shall provide to Purchaser, to the extent in the possession or control of Seller, the Due Diligence Items pertaining to the Property specified in Exhibit J.

(b)                                 On the Closing Date, Seller shall deliver the following documents (the “Closing Documents”) to Purchaser or the Escrow, in form and substance reasonably acceptable to Purchaser, all duly executed (and acknowledged, as applicable) by Seller, the delivery of which shall be a condition precedent to Purchaser’s obligation to close the transaction contemplated by this Agreement (and one or more of which may be waived in writing by Purchaser, in its sole discretion, on or prior to the Closing Date):

(i)            a recordable special warranty deed, in the form of Exhibit F-1 attached hereto, subject only to the Permitted Exceptions (the “Deed”);

(ii)           a bill of sale, in the form of Exhibit F-2 attached hereto;

(iii)          two originals of an assignment and assumption, in the form of Exhibit F-3 attached hereto (the “Assignment and Assumption”);

(iv)          to the extent reasonably required by the Title Company, a title affidavit in customary form;

(v)           a certified copy of the resolutions or consent of Seller authorizing the transaction contemplated by this Agreement or other satisfactory evidence of authorization;

(vi)          counterparts of the Seller’s and Purchaser’s closing and proration statements;

(vii)         a certification of nonforeign status satisfying Section 1445 of the Internal Revenue Code of 1986, as amended;

(viii)        evidence of Seller’s existence and authority to perform its obligations under this Agreement, in form and substance reasonably satisfactory to the Title Company;

(ix)           to the extent in possession of Seller, originals of the Leases and Contracts, together with a letter from Seller advising the tenants under the Leases of the assignment of their respective Leases to Purchaser and the manner in which rent is to be paid subsequent to Closing in the form of Exhibit G hereto;

(x)            a current Rent Roll certified by Seller, to Seller’s actual knowledge, in the same manner and to the same extent as provided in Section 10(a)(i) above;

(xi)           a certificate in the form of Exhibit H recertifying the representations and warranties set forth in Section 10(a) above as of the Closing Date;

(xii)          copies of Seller’s files, books, records, computer and/or data files and other information regarding the Property or held by Seller or its property manager in connection with the ownership, operation and management of the Property, specifically excluding, however, any confidential or proprietary information, any joint venture materials between the partners in Seller, and any materials relating to the marketing and sale of the Property.  This obligation may be satisfied by Seller causing such materials to be left in the on-site property management office at the Property;

(xiii)         to the extent the same are in Seller’s possession, the original certificates of occupancy for the Property and the originals of all other certificates, licenses and permits necessary for the ownership and operation of the Property; and

(xiv)        any and all other instruments and documents as may be reasonably necessary in order to complete the transaction contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

(c)                                  On the Closing Date, Purchaser shall deliver the following to Seller or the Escrow, in form and substance reasonably acceptable to Seller, all duly executed by Purchaser, where appropriate, each of which shall be a condition precedent to Seller’s obligation to close the transaction contemplated by this Agreement:

(i)            two counterparts of the Acceptance of the Assignment and Assumption as attached on Exhibit F-3, two originals;

(ii)           counterparts of the Seller’s and Purchaser’s closing and proration statements;

(iii)          a certified copy of the resolutions or consent of Purchaser authorizing the transaction contemplated by this Agreement or other satisfactory evidence of authorization;

(iv)          to the extent required by the Title Company, a title affidavit in customary form;

(v)           any and all other instruments and documents as may be reasonably necessary in order to complete the transaction contemplated by this Agreement and to carry out the intent and purposes of this Agreement;

(vi)          the Purchase Price, plus or minus prorations and adjustments as provided herein, by wire transfer of immediately available federal funds to the Escrow.

13.                               FIRE OR CASUALTY.

In the event of damage to the Property by fire or other casualty prior to the Closing Date, Seller shall notify Purchaser of such fire or other casualty promptly after Seller becomes aware thereof.  Seller shall have no duty to repair such damage.  However, Seller may repair any such damage with Purchaser’s prior, written approval and may, without Purchaser’s approval, repair damage where such repair is necessary in Seller’s reasonable opinion to preserve and protect the health and safety of tenants of the Property or to preserve the Property from imminent risk of further damage or if required to do so by Seller’s insurance carrier (the costs thereof being referred to as “Preservation Expenses”).  If the fire or other casualty causes damage which would cost in excess of $1,000,000.00 to repair (as determined by an engineering firm engaged by Seller and approved in writing by Purchaser) then Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the tenth (10th) day after Purchaser’s receipt of such notice or (ii) the Closing Date (provided that if such damage occurs within five (5) days prior to the Closing Date, the Closing Date shall be extended for ten (10) days to permit Purchaser time to evaluate and make such election), to either: (a) close the transaction contemplated by this Agreement and receive: (i) a credit against the Purchase Price in an amount equal to all deductibles under the applicable insurance policies; and (ii) all insurance claims and proceeds payable to Seller as a result of such fire or other casualty less any reasonable Preservation Expenses or other reasonable repair expenses incurred by Seller, with the same being paid or assigned to Purchaser at Closing, or (b) terminate this Agreement, and receive a return of the Earnest Money, in which case the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive the termination of this Agreement).  If the damage to the Property by fire or other casualty prior to the Closing Date would cost less than or equal to $1,000,000.00 to repair (as determined by an engineering firm engaged by Seller and approved in writing by Purchaser) Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller’s right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty less any reasonable Preservation Expenses or other reasonable repair expenses incurred by Seller and shall provide a credit against the Purchase Price in an amount equal to all deductibles under the applicable insurance policies.

14.                               CONDEMNATION.

If, prior to the Closing Date, all or any part of the Property is taken by condemnation or a conveyance in lieu thereof, or if Seller receives notice of a condemnation proceeding with respect to the Property, then Seller shall notify Purchaser of such condemnation or conveyance in lieu thereof promptly after Seller becomes aware thereof.  If the taking or threatened taking involves a material portion of the Property (hereinafter defined), Purchaser may elect, by written notice to be delivered to Seller on or before the sooner of (i) the tenth (10th) day after Purchaser’s receipt of such notice, or (ii) the Closing Date (provided that if such taking or notice of a condemnation occurs within five (5) days prior to the Closing Date, the Closing Date shall be extended for ten (10) days to permit Purchaser time to evaluate and make such election), to terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser, and the parties hereto shall have no further obligations hereunder (except for obligations that are expressly intended to survive the termination of this Agreement).  If Purchaser elects to close this transaction notwithstanding such taking or condemnation, Purchaser shall be entitled to any award given to Seller as a result of such condemnation proceedings, with the same being assigned to Purchaser at Closing.  As used herein, a “material portion of the Property” means any part of the Property reasonably required for access to or the operation of the Property in the manner operated on the date hereof as reasonably determined by Purchaser.  If any taking or threatened taking does not involve a material portion of the Property, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser any award given to Seller (or the right to receive any such award) as a result of such condemnation proceedings.

15.                               ADJUSTMENTS AND PRORATIONS.

Adjustments and prorations with respect to the Property shall be computed and determined between the parties as of 12:01 a.m. on the Closing Date (as if Purchaser were vested with title to the Property during the entire Closing Date) as follows:

(a)           General real estate taxes, special assessments and personal property taxes (including, without limitation, any assessments relating to Permitted Exceptions), business improvement district assessments or similar charges, water rates and charges, sewer taxes, vault charges and taxes shall be prorated for the year in which closing occurs based on actual days involved as of the Closing Date based on the then current taxes (if known, based on final tax bills for such period — and if not known, based on the most recent ascertainable taxes) and the special assessments due and owing prior to Closing, and Seller or Purchaser shall receive a credit at Closing, as appropriate.  If final taxes or special assessments are not known as of the Closing, the parties agree to reprorate when such amounts become known.  The provisions of this Section 15(a) shall survive the Closing.

(b)           All rents and other sums receivable from tenants of the Property, which were earned and attributable to the period prior to the Closing Date, will be retained by Seller to the extent that such rents have been collected on or before the Closing Date.  Rents earned and attributable to the period beginning on the Closing Date and thereafter will be paid to Purchaser by the tenants under the Leases, or credited to Purchaser at Closing (if such rents are received by Seller prior to the Closing Date).  All payments from tenants, on account of rent or otherwise, received after the Closing Date by Purchaser shall be applied first to rent or other sums then due under the Leases attributable to the period beginning on the Closing Date and continuing thereafter, and then paid to Seller on a monthly basis on account of rents which were earned and attributable to the period prior to the Closing Date but which were not paid when due.  Purchaser shall include delinquent rents on all bills for rent submitted to tenants for three (3) months after the Closing Date, but shall not be obligated to institute litigation proceedings for collection.  In the event that, after the Closing, Seller recovers any payments of rent or other sums due from tenants under Leases, Seller shall promptly forward to Purchaser any portion of such payments to which Purchaser is entitled in accordance with this Section 15(b).

(c)           On the Closing Date, Seller shall deliver to Purchaser in cash, as a credit against the Purchase Price or as an adjustment to the prorations provided for elsewhere in this Section 15, as appropriate, an amount equal to the cash security deposits made by tenants occupying the Property which were actually paid to Seller and which shall not have been applied by Seller or otherwise pursuant to the Leases, together with interest owing thereon pursuant to the applicable Lease, if any, and together with a listing of the tenants to which such deposits and interest are owing.

(d)           All amounts payable, owing or incurred in connection with the Property under the Contracts to be assumed by Purchaser under the Assignment and Assumption shall be prorated as of the Closing Date.

(e)           All utility deposits, if any, may be withdrawn by and refunded to Seller, and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved.

(f)            The Earnest Money shall be paid to Seller at Closing and Purchaser shall be entitled to a credit against the Purchase Price in the amount thereof.

(g)           All utility charges that are not separately metered to tenants shall be prorated to the Closing Date and Seller shall obtain a final billing therefor and pay any amounts owing therein for the period prior to the Closing Date and Purchaser shall pay any amounts owing for the period on and after the Closing Date.  To the extent that utility bills cannot be handled in the foregoing manner, they shall be prorated as of the Closing Date based on the most recent bills available and reprorated when such final bills become known.

(h)           With respect to any matters not addressed by the provisions set forth above in this Section 15, Seller and Purchaser shall prorate as of the Closing Date such other items as are customarily prorated in a purchase and sale of the type contemplated hereunder.  Seller and Purchaser shall each reasonably cooperate with the other in connection with any and all prorations and post-Closing reconciliations provided for herein.

(i)            Each of the provisions of this Section 15 shall survive the Closing until the later of (i) one (1) year after the date of Closing or (ii) three (3) months after the issuance of the final tax bill for the year in which the Closing occurs.

Not less than two (2) Business Days prior to the Closing, Escrow Agent shall prepare and deliver to Seller and Purchaser, subject to all the terms and provisions of this Agreement, a closing statement setting forth, inter alia, the closing adjustments and material monetary terms of the transaction contemplated hereby as of the Closing Date.  Seller and Purchaser shall cooperate to timely provide the Escrow Agent with the information necessary to prepare and deliver such closing statement.

16.                               CLOSING COSTS.

Seller shall pay (a) recording fees customarily paid by sellers, and the cost to record any releases required to clear title to the Property to the extent required of Seller in accordance with Section 8 hereof, (b) Seller’s attorneys’ fees, (c) one-half of all escrow closing fees and costs, (d) documentary transfer tax (including those imposed by the state, city, county and/or other governmental unit) or other tax imposed on the transfer of the Property, (e) the base premium for Purchaser’s Extended Coverage Owner Policy of Title Insurance (the “Owner’s Policy”) in the amount of the Purchase Price (the “Base Policy Amount”), (f) the cost of any endorsements to the Owner’s Policy that Seller elects or is required to obtain in order to cure title exceptions in accordance with Section 8(a) of this Agreement, and (g) the commission, if any, due Broker (hereinafter defined).  Purchaser shall pay: (i) the cost of any mortgagee’s title insurance policy and any endorsements thereto, and any endorsements to the Owner’s Policy other than endorsements that Seller elects or is required to obtain pursuant to the foregoing sentence, (ii) the costs of any update to the Survey that Purchaser obtains of the Property, (iii) all fees and costs associated with the Assumption, (iv) Purchaser’s attorneys’ fees, (v) one-half of all escrow closing fees and costs and (vi) the fees, costs and expenses of any reports or inspections or other due diligence commissioned by Purchaser in connection with the transaction contemplated by this Agreement.

17.                               POSSESSION.

Possession of the Property shall be delivered to Purchaser at Closing, free and clear of all liens and claims other than Permitted Exceptions and the rights of the tenants identified on the Rent Roll and of the parties to the Contracts set forth on Exhibit C that have not been terminated pursuant to Section 9(d) of this Agreement.  Seller shall also deliver to Purchaser on the Closing Date all keys and access cards to, and combinations to locks and other security devices located at, the Property, to the extent applicable.  From and after the Approval Date, and continuing to and following the Closing, Seller shall cooperate with Purchaser and shall cause its property manager (to the extent required of it in the management agreement) to cooperate with Purchaser to accomplish a professional transition of management of the Property to Purchaser and its property manager(s).

18.                               DEFAULT.

(a)                                  If Purchaser defaults hereunder, this Agreement shall terminate (a “Purchaser Default Termination”) and Seller shall retain the Earnest Money and any interest thereon as liquidated damages in full settlement of all claims against Purchaser (with the exception of claims against Purchaser related to obligations which are expressly intended to survive the termination of this Agreement).  The parties agree that the amount of actual damages that Seller would suffer if the Closing fails to occur as a result of Purchaser’s default hereunder would be extremely difficult to determine and have agreed, after specific negotiation, that the amount of the Earnest Money is a reasonable estimate of Seller’s damages and is intended to constitute a fixed amount of liquidated damages in lieu of other remedies available to Seller and is not intended to constitute a penalty.  The provisions of this Section 18(a) shall survive the Closing.

PURCHASER AND SELLER ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTAND THE PROVISIONS OF THIS SECTION 18(a) AND BY THEIR INITIALS IMMEDIATELY BELOW AGREE TO BE BOUND BY ITS TERMS.

PURCHASER:		SELLER:
	(Initials)		(Initials)

(b)                                 If Seller defaults hereunder prior to Closing, or if prior to Closing it is determined that the representations and warranties set forth in this Agreement shall not be true and correct in all material respects on the Date of Agreement and as of the Closing Date, then Purchaser’s sole remedy shall be either:

(i)            to terminate this Agreement by written notice to Seller, in which event the Earnest Money shall be returned to Purchaser and Seller shall reimburse Purchaser for its actual documented out-of-pocket expenses incurred in connection with its efforts to acquire the Property (including but not limited to title and survey expenses, third-party report expenses, non-refundable deposits made with the Existing Lenders, and attorneys’ fees) in an amount not to exceed $100,000; or

(ii)           to bring an action against Seller to seek specific performance of Seller’s obligations hereunder within sixty (60) days following the earlier of (x) the scheduled Closing Date or (y) the date of Seller’s breach.

Notwithstanding anything to the contrary contained in this Agreement, if Purchaser has actual knowledge that Seller has defaulted in any respect under this Agreement prior to the Closing Date and nonetheless proceeds to Closing, then same shall be deemed to be a waiver by Purchaser of any further right to make a claim arising out of such default.

If the Closing occurs, in no event shall Seller be liable for any special, punitive, speculative or consequential damages, nor shall Seller’s liability under any representation, warranty, certification, covenant, agreement, proration, reproration, obligation or indemnity made hereunder or under any of the Closing Documents or otherwise in connection with the transactions contemplated herein exceed Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate (the “Seller’s Maximum Liability”).

None of Seller’s members, managers, officers, agents or employees shall have any personal liability of any kind or nature or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement, the Closing Documents or the transactions contemplated herein, and Purchaser waives for itself and for anyone who may claim by, through or under Purchaser any and all rights to sue or recover on account of any such alleged personal liability.

19.                               NOTICES.

Any notice, demand, request or other communication which any party hereto may be required or may desire to give under this Agreement shall be in writing and shall be deemed to have been properly given if (i) hand delivered (effective upon delivery) or (ii) sent by a nationally recognized overnight delivery service (effective one (1) business day after delivery to such courier for overnight service) in each case, prepaid and addressed in accordance with Line 10 or Line 11 (as applicable) of the Summary Statement or to such other or additional addresses as either party might designate by written notice to the other party.  Any notices given by the attorneys for the parties shall be deemed effective as if given by such party.

20.                               BROKERS/CONSULTANTS.

Each of Seller and Purchaser represents and warrants to the other that it has not dealt with any brokers, finders or agents with respect to the transaction contemplated hereby other than APARTMENT REALTY ADVISORS (the “Broker”).  Seller shall be responsible to pay any commission due Broker with respect to this Agreement pursuant to a separate written agreement between Seller and Broker.  Each party agrees to indemnify, defend and hold harmless the other party, its successors, assigns and agents, from and against the payment of any commission, compensation, loss, damages, costs, and expenses (including without limitation attorneys’ fees and costs) incurred in connection with, or arising out of, claims for any broker’s, agent’s or finder’s fees of any person claiming by or through such party.  The obligations of Seller and Purchaser under this Section 20 shall survive the Closing and the termination of this Agreement.

21.                               “AS IS” SALE

EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN AND IN THE CLOSING DOCUMENTS, PURCHASER ACKNOWLEDGES AND AGREES THAT IT WILL BE PURCHASING THE PROPERTY BASED SOLELY UPON ITS INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY, AND THAT PURCHASER WILL BE PURCHASING THE PROPERTY “AS IS” AND “WITH ALL FAULTS”, BASED UPON THE CONDITION OF THE PROPERTY AS OF THE DATE OF AGREEMENT, ORDINARY WEAR AND TEAR AND LOSS BY FIRE OR OTHER CASUALTY OR CONDEMNATION EXCEPTED AND THAT SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.  WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES THAT, EXCEPT AS MAY OTHERWISE BE SPECIFICALLY SET FORTH ELSEWHERE IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NEITHER SELLER NOR ITS CONSULTANTS, REPRESENTATIVES OR AGENTS HAS MADE ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND UPON WHICH PURCHASER IS RELYING AS TO ANY MATTERS CONCERNING THE PROPERTY, INCLUDING BUT NOT LIMITED TO: (I) THE CONDITION OF THE LAND OR ANY IMPROVEMENTS COMPRISING THE PROPERTY; (II) THE EXISTENCE OR NON-EXISTENCE OF ANY POLLUTANT, TOXIC WASTE AND/OR ANY HAZARDOUS MATERIALS OR SUBSTANCES; (III) ECONOMIC PROJECTIONS OR MARKET STUDIES CONCERNING THE PROPERTY, OR THE INCOME TO BE DERIVED FROM THE PROPERTY; (IV) ANY DEVELOPMENT RIGHTS, TAXES, BONDS, COVENANTS, CONDITIONS AND RESTRICTIONS AFFECTING THE PROPERTY; (V) THE NATURE

AND EXTENT OF ANY RIGHT OF WAY, LEASE, LIEN, ENCUMBRANCE, LICENSE, RESERVATION OR OTHER TITLE MATTER; (VI) WATER OR WATER RIGHTS, TOPOGRAPHY, GEOLOGY, DRAINAGE, SOIL OR SUBSOIL OF THE PROPERTY; (VII) THE UTILITIES SERVING THE PROPERTY; (VIII) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; OR (IX) THE COMPLIANCE OF THE PROPERTY WITH ANY ZONING, ENVIRONMENTAL, BUILDING OR OTHER LAWS, RULES OR REGULATIONS AFFECTING THE PROPERTY.  SELLER MAKES NO REPRESENTATION OR WARRANTY THAT THE PROPERTY COMPLIES WITH THE AMERICANS WITH DISABILITIES ACT OR ANY FIRE CODE OR BUILDING CODE.  EXCEPT FOR ANY CLAIMS RESULTING FROM THE BREACH OF THE EXPRESS REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH HEREIN AND IN THE CLOSING DOCUMENTS, PURCHASER HEREBY RELEASES SELLER FROM ANY AND ALL LIABILITY IN CONNECTION WITH ANY CLAIMS THAT PURCHASER MAY HAVE AGAINST SELLER, AND PURCHASER HEREBY AGREES NOT TO ASSERT ANY CLAIMS FOR CONTRIBUTION, COST RECOVERY OR OTHERWISE, AGAINST SELLER RELATING DIRECTLY OR INDIRECTLY TO THE EXISTENCE OF ASBESTOS OR HAZARDOUS MATERIALS OR SUBSTANCES ON, OR ENVIRONMENTAL CONDITIONS OF, THE PROPERTY, WHETHER KNOWN OR UNKNOWN.  AS USED HEREIN, THE TERMS “HAZARDOUS SUBSTANCES” AND “HAZARDOUS MATERIALS OR SUBSTANCES” MEAN (I) HAZARDOUS WASTES, HAZARDOUS SUBSTANCES, HAZARDOUS CONSTITUENTS, TOXIC SUBSTANCES OR RELATED MATERIALS, WHETHER SOLIDS, LIQUIDS OR GASES, INCLUDING BUT NOT LIMITED TO SUBSTANCES DEFINED AS “HAZARDOUS WASTES,” “HAZARDOUS SUBSTANCES,” “TOXIC SUBSTANCES,” “POLLUTANTS,” “CONTAMINANTS,” “RADIOACTIVE MATERIALS,” OR OTHER SIMILAR DESIGNATIONS IN, OR OTHERWISE SUBJECT TO REGULATION UNDER, THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, 42 U.S.C. §9601 ET SEQ.; THE TOXIC SUBSTANCE CONTROL ACT, 15 U.S.C. §2601 ET SEQ.; THE HAZARDOUS MATERIALS TRANSPORTATION ACT, 49 U.S.C. §1802; THE RESOURCE CONSERVATION AND RECOVERY ACT, 42 U.S.C. §9601. ET SEQ.; THE CLEAN WATER ACT, 33 U.S.C. §1251; THE SAFE DRINKING WATER ACT, 42 U.S.C. §300F ET SEQ.; THE CLEAN AIR ACT, 42 U.S.C. §7401 ET SEQ.; AND IN ANY PERMITS, LICENSES, APPROVALS, PLANS, RULES, REGULATIONS OR ORDINANCES ADOPTED, OR OTHER CRITERIA AND GUIDELINES PROMULGATED PURSUANT TO THE PRECEDING LAWS OR OTHER SIMILAR FEDERAL, STATE OR LOCAL LAWS, REGULATIONS, RULES OR ORDINANCE NOW OR HEREAFTER IN EFFECT RELATING TO ENVIRONMENTAL MATTERS (COLLECTIVELY, “ENVIRONMENTAL LAWS”); AND (II) ANY OTHER SUBSTANCES, CONSTITUENTS OR WASTES SUBJECT TO ANY APPLICABLE FEDERAL, STATE OR LOCAL LAW, REGULATION OR ORDINANCE, INCLUDING ANY ENVIRONMENTAL LAW, NOW OR HEREAFTER IN EFFECT, INCLUDING BUT NOT LIMITED TO (A) PETROLEUM, (B) REFINED PETROLEUM PRODUCTS, (C) WASTE OIL, (D) WASTE AVIATION OR MOTOR VEHICLE FUEL, (E) MOLD AND (F) ASBESTOS.  PURCHASER ACKNOWLEDGES THAT, HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND

COVENANTS OF PURCHASER SET FORTH IN THIS AGREEMENT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER.  PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES, AND THAT SELLER (X) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (Y) MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS PROVIDED HEREIN.  THE PROVISIONS OF THIS SECTION 21 SHALL SURVIVE THE CLOSING DATE.  PURCHASER’S FOREGOING RELEASE OF CLAIMS AGAINST SELLER RELATING DIRECTLY OR INDIRECTLY TO THE EXISTENCE OF HAZARDOUS MATERIALS OR SUBSTANCES AT, ON, UNDER OR NEAR THE PROPERTY, AND/OR TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY, IS INTENDED TO INCLUDE ANY UNKNOWN OR UNSUSPECTED CLAIMS RELATING TO SUCH MATTERS.  PURCHASER HEREBY ACKNOWLEDGES THAT SUCH WAIVER AND RELEASE IS MADE WITH THE ADVICE OF COUNSEL AND WITH FULL KNOWLEDGE AND UNDERSTANDING OF THE CONSEQUENCES AND EFFECTS OF SUCH RELEASE.

Purchaser’s Initials

22.                               ASSIGNMENT.

Purchaser shall not have the right to assign this Agreement or any interest herein without the express written consent of Seller.  Notwithstanding the foregoing, provided that Purchaser notifies Seller in writing in sufficient time to allow the Closing to occur without delay or unreasonable burden, Purchaser may assign this Agreement, without the necessity of obtaining consent from Seller to such assignment, to an entity in which Purchaser or its shareholders have an interest.

23.                               MISCELLANEOUS.

(a)           Time is of the essence of each provision of this Agreement.

(b)           This Agreement and all provisions hereof shall extend to, be obligatory upon and inure to the benefit of the respective heirs, legatees, successors and permitted assigns of the parties hereto.

(c)           Except as provided herein, this Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby.

(d)           This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

(e)           If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby.

(f)            This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

(g)           If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation attorneys’ fees and disbursements and court costs.  The obligations under this Section 23(h) shall survive the Closing or earlier termination of this Agreement.

(h)           This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

(i)            The term “Business Day” shall mean any day other than a Saturday, a Sunday, or a legal holiday on which banks located in Miami, Florida are not open for business.

(j)            If, under the terms of this Agreement and the calculation of the time periods provided for herein, the Approval Date, the Closing Date or any other date to be determined under this Agreement should fall on a day which is not a Business Day, then such date shall be extended to the next Business Day.

(k)           A facsimile, scanned or photocopy signature on this Agreement, any amendment hereto, any Closing Document or any notice delivered hereunder shall have the same legal effect as an original signature.

(l)            The parties shall keep the terms of this Agreement confidential and shall not disclose such terms to any other parties without the other party’s prior written consent, which consent shall be in each party’s sole discretion; provided, however, that each party may, without obtaining such prior written consent, make such disclosures as may be required by applicable laws or agreements by which such party is bound, and to each such party’s managers, members, officers, lenders, employees, investors, attorneys, accountants, appraisers, insurance advisors, consultants and similar third party professionals.

(m)          Each of Seller and Purchaser state that they are not acting, directly or indirectly for, or on behalf of, any person, group, entity or nation named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, “Specially Designated National and Blocked Person,” or other banned or blocked person, entity, or nation pursuant to any law that is enforced or administered by the Office of Foreign Assets Control, and is not engaging in this transaction, directly or indirectly, on behalf of, or instigating or facilitating this transaction, directly or indirectly, on behalf of, any such person, group, entity or nation.

(n)           Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from the County Public Health Unit.

(o)           Neither this Agreement nor any memorandum or short form thereof shall be recorded by either party hereto.  The provisions of this Section 23(o) shall survive the termination of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

PURCHASER:

GRAND PEAKS PROPERTIES, INC., a Colorado corporation

By:	/s/ Luke Simpson
Luke Simpson
Chief Executive Officer

SELLER:

ADVENIR@MARGATE, LLC, a Florida limited liability company

By:	ADVENIR@MARGATE GP, LLC, a Florida limited liability company, its Managing Member

	By:	ADVENIR, INC., a Florida corporation, its Managing Member

		By:	/s/ W. Taylor Rismiller
W. Taylor Rismiller
Vice President

EXHIBIT A

LEGAL DESCRIPTION

A PORTION OF PARCEL A, LEMON TREE LAKE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 82, PAGE 16, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF PARCEL A, LYING NORTH OF THE NORTH LINE OF THAT CERTAIN EASEMENT FOR DRAINAGE, UTILITIES AND INGRESS AND EGRESS AS RECORDED IN OFFICIAL RECORDS BOOK 4507, PAGE 685, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AND AS SHOWN ON SAID PLAT OF LEMON TREE LAKE.

SAID LANDS SITUATE, LYING AND BEING IN BROWARD COUNTY, FLORIDA.

LESS AND EXCEPT:

BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL A; THENCE SOUTH 00º 10 MINUTES 40 SECONDS EAST ALONG THE EAST LINE OF SAID PARCEL A; A DISTANCE OF 465.24 FEET; THENCE NORTH 80º 30 MINUTES 00 SECONDS WEST A DISTANCE OF 301.06 FEET; THENCE SOUTH 66º 00 MINUTES 00 SECONDS WEST, A DISTANCE OF 119.97 FEET; THENCE NORTH 02º 12 MINUTES 41 SECONDS WEST, A DISTANCE OF 388.38 FEET; THENCE NORTH 41º 45 MINUTES 33 SECONDS EAST, A DISTANCE OF 100.76 FEET; THENCE NORTH 89º 49 MINUTES 20 SECONDS EAST ALONG THE NORTH LINE OF SAID PARCEL A, A DISTANCE OF 352.97 FEET TO THE POINT OF BEGINNING.

ALSO LESS AND EXCEPT:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF SAID PARCEL “A” AND THE NORTHERLY LINE OF SAID CERTAIN EASEMENT AS RECORDED IN OFFICIAL RECORDS BOOK 4507, PAGE 685, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE N 88º 44’ 58” E, ALONG SAID NORTHERLY LINE A DISTANCE OF 438.84 FEET; THENCE N 00º 18’ 38” W, A DISTANCE OF 504.71 FEET; THENCE N 27º 28’ 37” W, A DISTANCE OF 121.37 FEET; THENCE N 21º 00’ 00” E, A DISTANCE OF 133.91 FEET; THENCE N 90º 00’ 00” W, A DISTANCE OF 427.99 FEET TO A POINT LYING ON THE WESTERLY LINE OF SAID PARCEL “A”; THENCE S 00º 00’ 00” W, ALONG THE WESTERLY LINE A DISTANCE OF 746.97 FEET TO THE POINT OF BEGINNING.

FURTHER LESS AND EXCEPT:

A PORTION OF PARCEL A, LEMON TREE LAKE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 82, PAGE 16, OF THE PUBLIC RECORDS OF

BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL A, THENCE SOUTH 00º 10 MINUTES 40 SECONDS EAST, ALONG THE EAST LINE OF SAID PARCEL A, A DISTANCE OF 469 FEET MORE OR LESS; THENCE WESTERLY THE FOLLOWING DISTANCES ALONG THE WATERS EDGE (AS OF 3/19/86 10:00 A.M. ELEVATION = 7.00) 97 FEET MORE OR LESS, 60 FEET MORE OR LESS, 56 FEET MORE OR LESS, 91 FEET MORE OR LESS, 110 FEET MORE OR LESS; THENCE NORTH 02º 12 MINUTES 41 SECONDS WEST ALONG A LINE OF 80.05 FEET EAST OF AND PARALLEL WITH AS MEASURED AT RIGHT ANGLES TO THE WEST LINE OF SAID PARCEL A, A DISTANCE OF 397 FEET MORE OR LESS; THENCE NORTH 41º 45 MINUTES 33 SECONDS EAST A DISTANCE OF 100.76 FEET; THENCE NORTH 89º 49 MINUTES 20 SECONDS EAST, A DISTANCE OF 352.97 FEET TO THE POINT OF BEGINNING.

THE ABOVE REFERENCED PROPERTY IS ALSO DESCRIBED AS FOLLOWS:

A PORTION OF PARCEL A, LEMON TREE LAKE, ACCORDING TO THE PLAT THEREOF, AS RECORDED IN PLAT BOOK 82, PAGE 16, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

ALL THAT PORTION OF PARCEL A, LYING NORTH OF THE NORTH LINE OF THAT CERTAIN EASEMENT FOR DRAINAGE, UTILITIES AND INGRESS AND EGRESS AS RECORDED IN OFFICIAL RECORDS BOOK 4507, PAGE 685, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA, AND AS SHOWN ON SAID PLAT OF LEMON TREE LAKE.

SAID LANDS SITUATE, LYING AND BEING IN BROWARD COUNTY, FLORIDA.

LESS AND EXCEPT:

BEGINNING AT THE INTERSECTION OF THE WESTERLY LINE OF SAID PARCEL “A” AND THE NORTHERLY LINE OF SAID CERTAIN EASEMENT AS RECORDED IN OFFICIAL RECORDS BOOK 4507, PAGE 685, OF THE PUBLIC RECORDS OF BROWARD COUNTY, FLORIDA; THENCE N 88º 44’ 58” E, ALONG SAID NORTHERLY LINE A DISTANCE OF 438.84 FEET; THENCE N 00º 18’ 38” W, A DISTANCE OF 504.71 FEET; THENCE N 27º 28’ 37” W, A DISTANCE OF 121.37 FEET; THENCE N 21º 00’ 00” E, A DISTANCE OF 133.91 FEET; THENCE N 90º 00’ 00” W, A DISTANCE OF 427.99 FEET TO A POINT LYING ON THE WESTERLY LINE OF SAID PARCEL “A”; THENCE S 00º 00’ 00” W, ALONG THE WESTERLY LINE A DISTANCE OF 746.97 FEET TO THE POINT OF BEGINNING.

ALSO LESS AND EXCEPT:

BEGINNING AT THE NORTHEAST CORNER OF SAID PARCEL A, THENCE SOUTH 00 DEGREES 10 MINUTES 40 SECONDS EAST, ALONG THE EAST LINE OF SAID PARCEL A, A DISTANCE OF 469 FEET MORE OR LESS; THENCE WESTERLY THE FOLLOWING

DISTANCES ALONG THE WATERS EDGE (AS OF 3/19/86 10:00 A.M. ELEVATION =7.00) 97 FEET MORE OR LESS, 60 FEET MORE OR LESS, 56 FEET MORE OR LESS, 91 FEET MORE OR LESS, 110 FEET MORE OR LESS; THENCE NORTH 02 DEGREES 12 MINUTES 41 SECONDS WEST ALONG A LINE 80.05 FEET EAST OF AND PARALLEL WITH AS MEASURED AT RIGHT ANGLES TO THE WEST LINE OF SAID PARCEL A, A DISTANCE OF 397 FEET MORE OR LESS; THENCE NORTH 41 DEGREES 45 MINUTES 33 SECONDS EAST A DISTANCE OF 100.76 FEET; THENCE NORTH 89 DEGREES 49 MINUTES 20 SECONDS EAST, A DISTANCE OF 352.97 FEET TO THE POINT OF BEGINNING.  TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR RECREATIONAL USES AS GRANTED BY THAT CERTAIN EASEMENT RECORDED IN OFFICIAL RECORDS BOOK 5827, PAGE 916.

TOGETHER WITH A NON-EXCLUSIVE EASEMENT FOR INGRESS AND EGRESS FOR PURPOSE OF INSTALLATION AND MAINTENANCE OF DRAINAGE FACILITIES RECORDED IN OFFICIAL RECORDS BOOK 5668, PAGE 968.

SAID LANDS SITUATE, LYING AND BEING IN BROWARD COUNTY, FLORIDA.